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                                                                    EXHIBIT 99.1

MEMO                                                     [NS GROUP INC. LOGO]

                                       www.nsgrouponline.com
                                       Thomas J. Depenbrock
                                       Vice President, Treasurer &
                                       Chief Financial Officer


To:      Executive Officers and Directors of NS Group, Inc.

From:    Tom Depenbrock

Date:    January 17, 2003

Re: Blackout Period under the NS Group, Inc. Salaried Employees Retirement Savings Plan
==============================================================================

As you are aware, NS Group, Inc. (the "Company") maintains a 401k plan called the NS Group, Inc. Salaried Employees Retirement Savings Plan (the "Plan"). The Plan has an investment fund in NS Group common stock. Victory Capital is exiting the 401k business and effective March 1, 2003, the Company will change to Fidelity Investments who will provide fund management, record keeping, and trustee services to the Company.

Because of this change, you will be unable to change the amount of your payroll deductions, request distributions, and make investment election changes under the Plan during the period beginning February 20, 2003 and ending March 24, 2003. This period is called a "blackout period." The Company will notify you when the blackout period ends.

In addition, as a director or executive officer of the Company, you will be subject to the recently enacted Sarbanes-Oxley Act of 2002 (the "Act"). UNDER
SECTION 306 OF THE ACT, YOU ARE PROHIBITED FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING OR OTHERWISE ACQUIRING OR TRANSFERRING ANY "EQUITY SECURITY" OF THE COMPANY DURING THE BLACKOUT PERIOD, IF THE EQUITY SECURITY WAS ACQUIRED IN CONNECTION WITH YOUR SERVICE AS A DIRECTOR OR EXECUTIVE OFFICER.

The Securities and Exchange Commission recently adopted rules to implement this Section. The final rules were not available at the time this notice was prepared, but it is understood they will be drafted very broadly and will generally apply to the grant and exercise of stock options and stock appreciation rights, as well as the direct or indirect disposition of the underlying shares. Moreover, the SEC has indicated in a press release that the rules will provide that any equity securities sold or otherwise transferred during a blackout period will be treated as "acquired in connection with service or employment as a director or executive officer" unless he or she establishes that the equity securities were acquired from another source and this identification is consistent with the treatment of the securities for tax purposes and all other disclosure and reporting requirements.

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If you realize a profit from a prohibited transaction during a blackout period, then the Company or a security holder of the Company (including a Plan participant who holds equity securities) could bring an action against you to recover the profit. In addition, the Securities and Exchange Commission could bring a civil or criminal enforcement action against you.

In light of these new rules, during the blackout period the Company will not:
(i) grant any awards for equity derivative securities under any NS Group stock option plan or (ii) permit you to exercise or take any other action with respect to awards granted under those plans. In addition, you are effectively prohibited by the Act from selling any equity security in the Company during the blackout period, unless you can establish they were not acquired in connection with your service as a director or executive officer, as described above.

YOU SHOULD CALL ME AT 859-292-6807 BEFORE YOU, A FAMILY MEMBER, OR ANY RELATED ENTITY BUYS, SELLS OR OTHERWISE DISPOSES OF A SECURITY OF THE COMPANY DURING THE BLACKOUT PERIOD. THANK YOU FOR YOUR PATIENCE AND COOPERATION AND PLEASE CALL ME IF YOU HAVE ANY QUESTIONS.

Sincerely,

/s/  Thomas J. Depenbrock
-------------------------
Thomas J. Depenbrock
Vice President, Treasurer, & CFO


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